UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

THE KEYW HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400

Hanover, Maryland 21076

(Address of principal executive offices) (Zip Code)

(443) 733-1600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE KEYW HOLDING CORPORATION

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2012, The KEYW Holding Corporation (“KEYW” or the “Company”) amended employment agreements for the following Named Executive Officers (“NEOs”): Len Moodispaw, John Krobath, Mark Willard and Kim DeChello. The amended agreements added “clawback” provisions and replaced full excise tax gross-up provision for payments that exceed the safe harbor threshold by more than 10% with a “Best Net” provision.

The foregoing description of the Amended Agreements is qualified in its entirety by reference to the Amended Agreements filed as Exhibit 10.1 – 10.4 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1*	Amended Employment Agreement, dated June 27, 2012, between The KEYW Corporation and Leonard E. Moodispaw

10.2*	Amended Employment Agreement, dated June 27, 2012, between The KEYW Corporation and John E. Krobath

10.3*	Amended Employment Agreement, dated June 27, 2012, between The KEYW Corporation and Mark A. Willard

10.4*	Amended Employment Agreement, dated June 27, 2012, between The KEYW Corporation and Kimberly J. DeChello

*	Management compensatory term or arrangement.

THE KEYW HOLDING CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ John E. Krobath
DATE: July 3, 2012	John E. Krobath
Chief Financial Officer

THE KEYW HOLDING CORPORATION

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Amended Employment Agreement, dated June 27, 2012, between The KEYW Corporation and Leonard E. Moodispaw

10.2*	Amended Employment Agreement, dated June 27, 2012, between The KEYW Corporation and John E. Krobath

10.3*	Amended Employment Agreement, dated June 27, 2012, between The KEYW Corporation and Mark A. Willard

10.4*	Amended Employment Agreement, dated June 27, 2012, between The KEYW Corporation and Kimberly J. DeChello

*        Management compensatory term or arrangement.